Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports Third Quarter 2011 Results

•	Quarterly revenue of $340 million, up 25%

•	Adjusted EBITDA of $100.3 million, or 29.5% of revenue for the quarter

•	EPS of $0.60 and adjusted EPS of $0.88 for the quarter

ENGLEWOOD, Colo. (September 21, 2011) - IHS Inc. (NYSE: IHS), the leading global source of critical information and insight, today reported results for the third quarter ended August 31, 2011. Revenue for the third quarter of 2011 totaled $340 million, a 25 percent increase over third quarter 2010 revenue of $272 million. Net income for the third quarter of 2011 was $39.6 million, or $0.60 per diluted share, compared to third quarter 2010 net income of $34.6 million, or $0.53 per diluted share.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $100.3 million for the third quarter of 2011, up 22 percent from $82.2 million in the third quarter of 2010. Adjusted earnings per diluted share were $0.88 for the third quarter of 2011, an increase of 16 percent over the prior-year period. Adjusted EBITDA and adjusted earnings per share are non-GAAP (Generally Accepted Accounting Principles) financial measures used by management to measure operating performance. Please see the end of this release for more information about these non-GAAP measures.

“We delivered another quarter of strong profitable growth in this time of ever greater economic uncertainty,” said Jerre Stead, IHS chairman and chief executive officer. “With the closing of our largest acquisition in our company's history, SMT, and the successful first release of our Vanguard initiative, we continue to make important investments in scalable platforms which will help us deliver strong profitable growth for years to come.”

Third Quarter 2011 Details
Revenue for the third quarter of 2011 totaled $340 million, a 25 percent increase over third-quarter 2010 revenue of $272 million. Organic growth in the third quarter of 2011 was six percent after adjusting for the triennial release of a certain engineering standard in the third quarter of 2010 (three percent unadjusted). Acquisitions added 19 percent and foreign currency movements added three percent. The subscription-based business grew eight percent organically and represented 78 percent of total revenue.

	Three Months Ended August 31,		Absolute	Organic	Nine Months Ended August 31,		Absolute	Organic
	2011	2010	% change	% change *	2011	2010	% change	% change *
Subscription revenue	$263,915	$209,073	26%	8%	$747,907	$609,916	23%	8%
Non-subscription revenue	76,551	62,539	22%	(1)%	212,113	167,654	27%	4%
Total revenue	$340,466	$271,612	25%	6%	$960,020	$777,570	23%	7%
* Excludes approximately $7 million of non-subscription revenue associated with the triennial release of a certain engineering standard in the third quarter of 2010.

The company continued to grow its business overall in all three regions. The Americas segment increased its revenue during the third quarter by $37.1 million, or 22 percent, to $207.5 million. The EMEA segment grew its third quarter revenue by $19.9 million, or 26 percent, to $95.9 million. The APAC segment's revenue was up $11.8 million, or 47 percent, to $37.0 million.

Adjusted EBITDA for the third quarter of 2011 was $100.3 million, up $18.1 million, or 22 percent, over the prior-year period. Operating income increased $4.8 million, or 11 percent, to $49.9 million. Americas' operating income increased $16.5 million, or 35 percent, to $63.3 million. EMEA's operating income was up $3.4 million, or 22 percent, to $18.8 million. APAC's operating income grew $2.1 million, or 23 percent, to $10.9 million.

Year-to-Date 2011
Revenue for the nine months ended August 31, 2011, increased $182.5 million, or 23 percent, to $960 million. Organic revenue growth was seven percent overall (six percent unadjusted) and eight percent for the subscription-based portion of the business. Acquisitions added 15 percent, and foreign currency movements increased revenue by two percent during the first nine months of 2011. The Americas segment grew its revenue during the nine months ended August 31, 2011, by $94.8 million, or 19 percent, to $585 million. The EMEA segment increased its year-to-date 2011 revenue by $57.2 million, or 26 percent, to $275 million. The APAC segment increased its revenue by $30.4 million, or 44 percent, to $99 million, during the first nine months of 2011.

Adjusted EBITDA for year-to-date 2011 increased $47.9 million, or 20 percent, to $282 million. Operating income increased $10.6 million, or eight percent, year-over-year to $141 million. Americas’ operating income was $167.4 million, up $19.5 million, or 13 percent, over the prior-year period. EMEA grew its year-to-date 2011 operating income to $55.1 million, up $10.1 million, or 22 percent, over the same period of 2010. APAC’s operating income was $29.0 million, an increase of $6.0 million, or 26 percent, over last year.

Net income for the nine months ended August 31, 2011 increased $9.2 million, or nine percent, to $109.0 million, or $1.66 per diluted share.

Cash Flows
IHS generated $253 million of cash flow from operations during the nine months ended August 31, 2011, representing a 14 percent increase over last year's $221 million.

Balance Sheet
IHS ended third quarter 2011 with $203 million of cash and cash equivalents and $811 million of debt.

"We delivered more than $100 million of quarterly adjusted EBITDA for the first time in our company's history,” said Rich Walker, IHS executive vice president and chief financial officer.  “Our free cash flow generation remains strong, and we continue to consider opportunities to secure access to capital so we can continue to grow."

Outlook (forward-looking statement)
For the year ending November 30, 2011, IHS expects:

•	All-in revenue in a range of $1.307 to $1.337 billion; and

•	All-in Adjusted EBITDA in a range of $399 to $407 million.

Additionally, for the year ending November 30, 2011, IHS also expects:

•	Depreciation and amortization expense to be approximately $89 million;

•	Net interest expense of approximately $11 million;

•	Adjusted EPS between $3.33 and $3.43;

•	Stock-based compensation expense to be approximately $86 million;

•	Net pension expense to be approximately $11 million;

•	An adjusted tax rate of approximately 25-26%; and

•	Fully diluted shares to be approximately 66 million.

The above outlook assumes constant currencies and no further acquisitions or unanticipated events.

See discussion of Adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss third quarter 2011 results on September 21, 2011, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company's website: www.ihs.com.

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as Adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA further excludes (i) non-cash items (e.g., stock-based compensation expense and non-cash pension and post-retirement expense) and (ii) items that management does not consider to be useful in assessing our operating performance (e.g., acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). Adjusted earnings per diluted share exclude similar items as adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under our term loan and revolving credit agreement.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization, stock-based compensation, non-cash pension and post-retirement expense) or (ii) items that we do not consider to be useful in assessing our operating performance (e.g., income taxes, acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:
This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipate," "believe," "intend," "estimate," "plan" and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties-many of which are difficult to predict and generally beyond the control of IHS-that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information and insight in critical areas that shape today’s business landscape, including energy and power; design and supply chain; defense, risk and security; environmental, health and safety (EHS) and sustainability; country and industry forecasting; and commodities, pricing and cost. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS employs more than 5,100 people in more than 30 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2011 IHS Inc. All rights reserved.

###

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	August 31, 2011	November 30, 2010
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$202,872	$200,735
Accounts receivable, net	248,864	256,552
Income tax receivable	557	—
Deferred subscription costs	40,734	41,449
Deferred income taxes	47,066	33,532
Other	30,762	20,466
Total current assets	570,855	552,734
Non-current assets:
Property and equipment, net	125,496	93,193
Intangible assets, net	592,943	384,568
Goodwill, net	1,683,641	1,120,830
Other	7,147	4,377
Total non-current assets	2,409,227	1,602,968
Total assets	$2,980,082	$2,155,702
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$287,078	$19,054
Accounts payable	30,541	35,854
Accrued compensation	39,861	51,233
Accrued royalties	17,334	24,338
Other accrued expenses	55,604	51,307
Income tax payable	—	4,350
Deferred revenue	473,803	392,132
Total current liabilities	904,221	578,268
Long-term debt	523,803	275,095
Accrued pension liability	30,968	25,104
Accrued post-retirement benefits	10,203	10,056
Deferred income taxes	136,372	73,586
Other liabilities	20,758	17,512
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,365,244 and 66,250,283 shares issued, and 65,010,669 and 64,248,547 shares outstanding at August 31, 2011 and November 30, 2010, respectively	674	662
Additional paid-in capital	613,836	541,108
Treasury stock, at cost: 2,354,575 and 2,001,736 shares at August 31, 2011 and November 30, 2010, respectively	(129,586)	(101,554)
Retained earnings	969,527	860,497
Accumulated other comprehensive loss	(100,694)	(124,632)
Total stockholders’ equity	1,353,757	1,176,081
Total liabilities and stockholders’ equity	$2,980,082	$2,155,702

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2011	2010	2011	2010
Revenue:
Products	$295,328	$239,580	$832,006	$676,445
Services	45,138	32,032	128,014	101,125
Total revenue	340,466	271,612	960,020	777,570
Operating expenses:
Cost of revenue:
Products	121,866	98,037	347,288	277,878
Services	23,376	17,345	68,448	54,836
Total cost of revenue (includes stock-based compensation expense of $854; $446; $2,638 and $3,203 for the three and nine months ended August 31, 2011 and 2010, respectively)	145,242	115,382	415,736	332,714
Selling, general and administrative (includes stock-based compensation expense of $21,570; $12,336; $61,175 and $46,521 for the three and nine months ended August 31, 2011 and 2010, respectively)	117,353	86,203	324,793	259,914
Depreciation and amortization	23,496	14,406	62,411	42,505
Restructuring charges	356	9,104	1,058	9,022
Acquisition-related costs	1,540	—	6,089	—
Net periodic pension and post-retirement expense	2,792	1,191	8,257	3,579
Other expense (income), net	(197)	262	416	(852)
Total operating expenses	290,582	226,548	818,760	646,882
Operating income	49,884	45,064	141,260	130,688
Interest income	163	188	654	386
Interest expense	(2,967)	(413)	(6,774)	(1,073)
Non-operating expense, net	(2,804)	(225)	(6,120)	(687)
Income from continuing operations before income taxes	47,080	44,839	135,140	130,001
Provision for income taxes	(7,505)	(10,303)	(26,050)	(30,362)
Income from continuing operations	39,575	34,536	109,090	99,639
Income (loss) from discontinued operations, net	17	23	(60)	221
Net income	$39,592	$34,559	$109,030	$99,860

Basic earnings per share:
Income from continuing operations	$0.61	$0.54	$1.68	$1.56
Income (loss) from discontinued operations, net	$—	$—	$—	$—
Net income	$0.61	$0.54	$1.68	$1.56
Weighted average shares used in computing basic earnings per share	65,022	64,122	64,864	63,881

Diluted earnings per share:
Income from continuing operations	$0.60	$0.53	$1.66	$1.54
Income (loss) from discontinued operations, net	$—	$—	$—	$—
Net income	$0.60	$0.53	$1.66	$1.55
Weighted average shares used in computing diluted earnings per share	65,677	64,720	65,555	64,574

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended August 31,
	2011	2010
Operating activities:
Net income	$109,030	$99,860
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	62,411	42,505
Stock-based compensation expense	63,813	49,724
Excess tax benefit from stock-based compensation	(9,182)	(5,024)
Non-cash net periodic pension and post-retirement expense	7,809	2,555
Deferred income taxes	8,898	347
Change in assets and liabilities:
Accounts receivable, net	35,737	14,591
Other current assets	(3,471)	(1,098)
Accounts payable	(7,838)	2,221
Accrued expenses	(26,439)	(17,363)
Income tax payable	(13,874)	2,825
Deferred revenue	25,831	30,770
Other liabilities	517	(598)
Net cash provided by operating activities	253,242	221,315
Investing activities:
Capital expenditures on property and equipment	(45,373)	(23,187)
Acquisitions of businesses, net of cash acquired	(699,992)	(83,567)
Intangible assets acquired	(2,985)	—
Change in other assets	(1,203)	(889)
Settlements of forward contracts	(2,849)	(71)
Net cash used in investing activities	(752,402)	(107,714)
Financing activities:
Proceeds from borrowings	870,000	95,000
Repayment of borrowings	(353,368)	(43,270)
Payment of debt issuance costs	(6,326)	—
Excess tax benefit from stock-based compensation	9,182	5,024
Proceeds from the exercise of employee stock options	2,144	618
Repurchases of common stock	(28,032)	(25,485)
Net cash provided by financing activities	493,600	31,887
Foreign exchange impact on cash balance	7,697	(12,538)
Net increase in cash and cash equivalents	2,137	132,950
Cash and cash equivalents at the beginning of the period	200,735	124,201
Cash and cash equivalents at the end of the period	$202,872	$257,151

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three Months Ended August 31,		Absolute	Organic	Nine Months Ended August 31,		Absolute	Organic
	2011	2010	% change	% change *	2011	2010	% change	% change *
Revenue by segment:
Americas revenue	$207,477	$170,359	22%	7%	$585,227	$490,381	19%	7%
EMEA revenue	95,945	76,011	26%	2%	275,446	218,198	26%	5%
APAC revenue	37,044	25,242	47%	16%	99,347	68,991	44%	17%
Total revenue	$340,466	$271,612	25%	6%	$960,020	$777,570	23%	7%

Revenue by transaction type:
Subscription revenue	$263,915	$209,073	26%	8%	$747,907	$609,916	23%	8%
Consulting revenue	24,353	16,330	49%	—%	59,822	43,300	38%	2%
Transaction revenue	16,697	21,070	(21)%	8%	44,335	44,585	(1)%	8%
Other revenue	35,501	25,139	41%	(7)%	107,956	79,769	35%	3%
Total revenue	$340,466	$271,612	25%	6%	$960,020	$777,570	23%	7%

Revenue by information domain:
Energy revenue	$142,607	$117,391			$403,703	$350,440
Product Lifecycle (PLC) revenue	115,889	90,750			326,162	248,659
Security revenue	32,204	28,444			88,570	79,539
Environment revenue	25,235	13,315			68,778	37,913
Macroeconomic Forecasting and Intersection revenue	24,531	21,712			72,807	61,019
Total revenue	$340,466	$271,612			$960,020	$777,570

* Excludes approximately $7 million of revenue associated with the triennial release of a certain engineering standard in the third quarter of 2010.

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2011	2010	2011	2010
Net income	$39,592	$34,559	$109,030	$99,860
Interest income	(163)	(188)	(654)	(386)
Interest expense	2,967	413	6,774	1,073
Provision for income taxes	7,505	10,303	26,050	30,362
Depreciation and amortization	23,496	14,406	62,411	42,505
EBITDA	$73,397	$59,493	$203,611	$173,414
Stock-based compensation expense	22,424	12,782	63,813	49,724
Restructuring charges	356	9,104	1,058	9,022
Acquisition-related costs	1,540	—	6,089	—
Non-cash net periodic pension and post-retirement expense	2,602	851	7,809	2,555
(Income) loss from discontinued operations, net	(17)	(23)	60	(221)
Adjusted EBITDA	$100,302	$82,207	$282,440	$234,494

	Three Months Ended August 31,		Nine Months Ended August 31,
	2011	2010	2011	2010
Earnings per diluted share	$0.60	$0.53	$1.66	$1.55
Stock-based compensation expense	0.22	0.13	0.63	0.49
Restructuring charges (credits)	—	0.09	0.01	0.09
Acquisition-related costs	0.02	—	0.08	—
Non-cash net periodic pension and post-retirement expense	0.02	0.01	0.07	0.02
(Income) loss from discontinued operations, net	—	—	—	—
Adjusted earnings per diluted share	$0.88	$0.76	$2.46	$2.14
Note: Amounts may not sum due to rounding

	Three Months Ended August 31,		Nine Months Ended August 31,
	2011	2010	2011	2010
Net cash provided by operating activities	52,261	42,159	253,242	221,315
Capital expenditures on property and equipment	(12,842)	(6,848)	(45,373)	(23,187)
Free cash flow	$39,419	$35,311	$207,869	$198,128

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three Months Ended August 31, 2011
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$63,272	$18,842	$10,911	$(43,141)	$49,884
Adjustments:
Stock-based compensation expense		—	—	22,424	22,424
Depreciation and amortization	18,082	4,772	48	594	23,496
Restructuring charges	—	—	—	356	356
Acquisition-related costs	1,540	—	—	—	1,540
Non-cash net periodic pension and post-retirement expense	—	—	—	2,602	2,602
Adjusted EBITDA	$82,894	$23,614	$10,959	$(17,165)	$100,302

	Three Months Ended August 31, 2010
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$46,812	$15,439	$8,857	$(26,044)	$45,064
Adjustments:
Stock-based compensation expense	—	—	—	12,782	12,782
Depreciation and amortization	10,042	3,796	24	544	14,406
Restructuring charges	7,716	1,338	50	—	9,104
Non-cash net periodic pension and post-retirement expense	—	—	—	851	851
Adjusted EBITDA	$64,570	$20,573	$8,931	$(11,867)	$82,207

	Nine Months Ended August 31, 2011
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$167,377	$55,057	$29,037	$(110,211)	$141,260
Adjustments:
Stock-based compensation expense	—	—	—	63,813	63,813
Depreciation and amortization	47,510	13,062	134	1,705	62,411
Restructuring charges	875	364	—	(181)	1,058
Acquisition-related costs	5,687	402	—	—	6,089
Non-cash net periodic pension and post-retirement expense	—	—	—	7,809	7,809
Adjusted EBITDA	$221,449	$68,885	$29,171	$(37,065)	$282,440

	Nine Months Ended August 31, 2010
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$147,910	$44,987	$23,033	$(85,242)	$130,688
Adjustments:
Stock-based compensation expense	—	—	—	49,724	49,724
Depreciation and amortization	29,213	11,614	74	1,604	42,505
Restructuring charges	7,634	1,338	50	—	9,022
Non-cash net periodic pension and post-retirement expense	—	—	—	2,555	2,555
Adjusted EBITDA	$184,757	$57,939	$23,157	$(31,359)	$234,494

IHS INC.
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended August 31, 2011		Three Months Ended August 31, 2010
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$22,424	$14,582	$12,782	$8,338
Restructuring charges	$356	$221	$9,104	$5,645
Acquisition-related costs	$1,540	$1,540	$—	$—
Non-cash net periodic pension and post-retirement expense	$2,602	$1,612	$851	$529
(Income) loss from discontinued operations, net	$(23)	$(17)	$(32)	$(23)

	Nine Months Ended August 31, 2011		Nine Months Ended August 31, 2010
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$63,813	$41,369	$49,724	$31,611
Restructuring charges	$1,058	$673	$9,022	$5,594
Acquisition-related costs	$6,089	$5,017	$—	$—
Non-cash net periodic pension and post-retirement expense	$7,809	$4,841	$2,555	$1,585
(Income) loss from discontinued operations, net	$82	$60	$(318)	$(221)